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                                                                     EXHIBIT 2.4

                          AGREEMENT AND PLAN OF MERGER
                 BETWEEN SAC ACQUISITION CORP. AND SIMCALA, INC.


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of March 31, 1998 between SAC ACQUISITION CORP., a Georgia corporation ("SAC"), and SIMCALA, INC., a Delaware corporation ("SIMCALA"; together with SAC, the "Constituent Corporations") and a wholly-owned subsidiary of SAC, sets forth certain agreements in connection with the merger of SAC with and into SIMCALA (the "Merger").

                              W I T N E S S E T H:

         WHEREAS, as of the date hereof, SAC has the following authorized capital stock: 1,000,000 shares of common stock, no par value per share ("SAC Stock").

         WHEREAS, as of the date hereof, there are outstanding 1,000 shares of SAC Stock, all of which are owned by SIMCALA Holdings, Inc., a Georgia corporation ("Holdings").

         WHEREAS, as of the date hereof, SIMCALA has the following authorized capital stock: (a) 20,000 shares of common stock, par value $.01 per share ("SIMCALA Common Stock"), and (b) 4,500 shares of preferred stock ("SIMCALA Preferred Stock"), consisting of (i) 1,500 shares of Series A Preferred Stock, par value $1.00 per share, and (ii) 3,000 shares Series B Preferred Stock, par value $1.00 per share. The SIMCALA Common Stock and the SIMCALA Preferred Stock are collectively referred to herein as the "SIMCALA Stock."

         WHEREAS, as of the date hereof, there are outstanding 10,889 shares of SIMCALA Common Stock, all of which are owned by SAC, and no outstanding shares of SIMCALA Preferred Stock.

         WHEREAS, the respective boards of directors and stockholders of the Constituent Corporations have approved this Agreement, the Merger and the other transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of the Merger, the method by which the Merger will be effected, the manner and basis of converting the shares of SAC Stock into shares of SIMCALA Stock, the manner of determining the effective date of the Merger and such other provisions as are deemed necessary or desirable, the parties hereto do hereby agree as follows:




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                                    ARTICLE I

                                   THE MERGER

         1.1 Upon the terms and subject to the conditions of this Agreement and in accordance with applicable law, on the Effective Date (as defined below) SAC shall be merged with and into SIMCALA and the separate existence of SAC shall thereupon cease. SIMCALA shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), and the Surviving Corporation shall retain the name "SIMCALA, Inc."

         1.2 On the Effective Date, the Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises of a public and a private nature of each of the Constituent Corporations; all property, real, personal and mixed, tangible and intangible and all and every other interest of or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further action. The title to any real estate, or any interest therein, vested in any of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations. Neither the rights of creditors nor any liens upon the property of any of the Constituent Corporations shall be impaired by the Merger.

         1.3 The Merger shall be effective as of the date on which the Articles of Merger are filed with the Secretary of State of Georgia and the Certificate of Ownership and Merger is filed with the Secretary of State of Delaware (the "Effective Date").

         1.4 On the Effective Date, (a) all of the issued and outstanding shares of SIMCALA Stock shall be canceled, and no consideration shall be paid or delivered in exchange therefor; and (b) each of the authorized, issued and outstanding shares of SAC Stock shall be converted into and become 10.889 shares of SIMCALA Stock, which shares of SIMCALA Stock shall be the capital stock of the Surviving Corporation on the Effective Date. SIMCALA shall issue to Holdings a new certificate for 10,889 shares of SIMCALA Common Stock upon surrender of Holdings' certificate for 1,000 shares of SAC Stock.

                                   ARTICLE II

               CERTIFICATE OF INCORPORATION, BYLAWS, DIRECTORS AND
                      OFFICERS OF THE SURVIVING CORPORATION

         2.1 The Articles of Incorporation of SIMCALA in effect immediately prior to the Effective Date of the Merger shall be the Articles of Incorporation of the Surviving Corporation unless and until amended as provided by law and by such Articles of Incorporation.

         2.2 The Bylaws of SIMCALA in effect immediately prior to the Effective Date of the Merger shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by law, by the Articles of Incorporation of the Surviving Corporation and by such Bylaws.


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         2.3 The directors of SIMCALA immediately prior to the Effective Date of the Merger shall be the directors of the Surviving Corporation, and the officers of SIMCALA immediately prior to the Effective Date of the Merger shall be the officers of the Surviving Corporation, in both cases until their successors shall have been elected and shall qualify or until otherwise provided by law, by the Articles of Incorporation of the Surviving Corporation and by the Bylaws of the Surviving Corporation.

                                   ARTICLE III

                         FURTHER ACTIONS AND AGREEMENTS

         3.1 If at any time after the Effective Date of the Merger the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Constituent Corporation acquired by the Surviving Corporation as a result of, or in connection with, the Merger or to otherwise carry out this Agreement, the officers and directors of the Surviving Corporation shall, and hereby are authorized to, execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out this Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         4.2 The parties hereto, by resolution of their respective boards of directors, may amend, modify or supplement this Agreement, or waive the application of any provision hereof, provided that any such amendment, modification, supplement or waiver is in writing and signed by the parties hereto.

         4.3 By written notice to the other party hereto at any time prior to the Effective Date, whether before or after approval by the stockholders of the Constituent Corporations of this Agreement, the Merger and the other transactions contemplated hereby for any reason, either of the Constituent Corporations, by resolution of their respective boards of directors, may terminate this Agreement and abandon the Merger and the other transactions contemplated hereby, and in that event, neither party shall have any further obligation to the other party or to the stockholders of the other party.



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         IN WITNESS WHEREOF, each Constituent Corporation has caused this
Agreement to be executed by its duly authorized officers as of the date first above written.

                                  SAC ACQUISITION CORP., a Georgia corporation

                                  By:  /s/ William A. Davies
                                     -----------------------------------------
                                     William A. Davies
                                     Chairman of the Board

                                  SIMCALA, INC., a Delaware corporation

                                  By:  /s/ William A. Davies
                                     -----------------------------------------
                                     William A. Davies
                                     Chairman of the Board




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